Exhibit 99.1

Invitation to Nova’s Investor Update Webinar

Anchorage, Alaska, October 2, 2026 - Nova Minerals Corp (“Nova Minerals” or the “Company”) (NYSE American: NVA | ASX: NVA) is pleased to invite shareholders, investors, and the broader market to attend an Investor Webinar for an update on the Company’s recent efforts at its Estelle Gold and Critical Minerals Project in Alaska, and antimony supply chain capabilities.

Nova Chief Executive Officer Christopher Gerteisen will present on the Company’s recent progress towards developing antimony processing and refining capabilities at Port MacKenzie, and ultimately establishing a secure, integrated antimony domestic supply chain funded by a US$43.4 million award from the U.S. Department of War.

Mr. Gerteisen will also cover highlights from the recent field season at Estelle, which is one of North America’s largest undeveloped gold assets, with a multi-million-ounce resource and significant growth potential.

RedChip will be hosting the Investor Webinar. If attendees are unable to join the event on the day of the conference, an archived webcast will also be made available on the Company’s website www.novamineralscorp.com and YouTube channel.

RedChip Companies Webinar

Time:	4.15 pm US EDT Wednesday October 7, 2026

7.15 am Australian AEDT Thursday October 8, 2026

Registration:	To register for the free webinar, please visit:

https://www.redchip.com/webinar/NVA/83073728095

Questions:	Questions may be submitted in advance to NVA@redchip.com

Further discussion and analysis of the Estelle Project is available through the interactive Vrify 3D animations, presentations, and videos, all available on the Company’s website www.novamineralscorp.com

About Nova Minerals Corp

Nova Minerals Corp is advancing one of the world’s largest undeveloped gold deposits into production and securing a U.S. domestic supply of the critical mineral antimony. The Company is focused on the exploration and development of the Estelle Gold and Critical Minerals Project, located in Alaska, a tier-one mining jurisdiction.

Estelle hosts two defined multi-million-ounce gold resources, and more than 20 prospects distributed along a 35-kilometre mineralized trend, in the prolific Tintina Gold Belt, a province which hosts a >220 million ounce (Moz) documented gold endowment and some of the world’s largest gold mines and discoveries, including Kinross Gold Corporation’s Fort Knox Gold Mine. In parallel, Nova is advancing its critical minerals strategy, fully funded by a US$43.4 million U.S. Department of War award to develop a domestic antimony supply chain, targeted for production in 2027.

Further discussion and analysis of the Estelle Project is available through the interactive Vrify 3D animations, presentations, and videos, all available on the Company’s website www.novamineralscorp.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical fact, contained in this press release are forward-looking statements and are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nova Minerals Corp’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and Nova Minerals Corp undertakes no duty to update such information except as required under applicable law.

For further information:

Nova Minerals:	Media:	Investor Relations:

Craig Bentley	Jenna Shinderman	Dave Gentry, CEO
Executive Director	Sodali & Co	RedChip Companies, Inc.
Ph: 1-720-550-4223	Ph: 1-631-918-4047	Ph: 1-407-644-4256
E: craig@novamineralscorp.com	E: jenna.shinderman@sodali.com	E: NVA@redchip.com